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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


GameStop, Inc.
Grapevine, Texas


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2001, relating to the consolidated financial statements of GameStop, Inc. which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        BDO Seidman, LLP


Dallas, TX
October 15, 2001